Exhibit 2

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat

Level 25, 60 Martin Place

Sydney NSW 2000 Australia

Telephone: 9216 0390

Facsimile: 9226 1888

elawler@westpac.com.au

25 November 2004

Company Announcements Platform

Australian Stock Exchange Limited
20 Bridge Street

Sydney  NSW  2000

Dear Sir/Madam

Westpac Banking Corporation (“Westpac”) - Dividend Reinvestment Plan

The price at which shares will be allotted on 15 December 2004 under Westpac’s Dividend Reinvestment Plan will be $18.37.

Yours sincerely,

Emma Lawler

Head of Group Secretariat (Acting)